UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2016

CHATHAM LODGING TRUST
(Exact name of Registrant as specified in its charter)

Maryland	001-34693	27-1200777
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 Lakeview Avenue, Suite 200 West Palm Beach, Florida	33401
(Address of principal executive offices)	(Zip Code)
(561) 802-4477
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2016, at a meeting of the board of trustees of Chatham Lodging Trust (the “Company”), Joel F. Zemans, an independent trustee of the Company, notified the board that he wished to retire from the board at the end of his current term, which is set to expire at the Company’s 2016 annual meeting of shareholders in May 2016. Mr. Zemans advised the board that his decision was not the result of any disagreement with the Company. At that same meeting, the Company's board of trustees voted to reduce the authorized size of the board of trustees by one, from nine to eight, which reduction will become effective at the 2016 annual meeting of shareholders.

Item 8.01     Other Events.
On February 26, 2016, the Company announced that its board of trustees has set the date for this year's annual meeting of shareholders for May 19, 2016 at 9:00 a.m. EDT with a record date of March 15, 2016. A copy of such press release is filed as Exhibit 99.1 to this report

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press release dated February 26, 2016 - Chatham Lodging Announces Date of 2016 Annual Meeting of Shareholders

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHATHAM LODGING TRUST

February 26, 2016	By:	/s/ Jeremy B. Wegner

Name: Jeremy B. Wegner
Title: Senior Vice President and Chief Financial Officer